EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

Board of Directors
First Nationwide Holdings Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to a change in accounting for mortgage servicing rights in 1995, a change in accounting for certain investments in debt and equity securities in 1994 and a change in accounting for income taxes in 1993.


                                          /s/ KPMG Peat Marwick LLP
                                          -------------------------
                                              KPMG PEAT MARWICK LLP

Dallas, Texas
May 8, 1996